Exhibit 99.(a)(1)(D)

Notice Of Withdrawal

EPIX Pharmaceuticals, Inc.

Of Tender and Delivery of Consents in Respect of

3.00% Convertible Senior Notes Due 2024 (the “Notes”)
CUSIP Nos. 26881QAB7 and 26881QAA9

Pursuant to the Offer to Exchange and Consent Solicitation dated April 7, 2009

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO EXCHANGE AND CONSENT SOLICITATION, THE RIGHT OF HOLDERS TO TENDER NOTES FOR EXCHANGE AND CONSENT TO THE PROPOSED AMENDMENTS EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, MAY 4, 2009 (THE “EXPIRATION DATE”). NOTES TENDERED FOR EXCHANGE MAY BE WITHDRAWN, AND THE RELATED CONSENTS REVOKED, IF THE REGISTERED HOLDER SUBMITS AND THE EXCHANGE AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

HOLDERS THAT TENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL NOTICE OF WITHDRAWAL TO THE EXCHANGE AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The Exchange Agent is:
U.S. Bank National Association

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:
U.S. Bank National Association	U.S. Bank National Association	U.S. Bank National Association
60 Livingston Avenue	60 Livingston Avenue	60 Livingston Avenue
St. Paul, MN 55107	St. Paul, MN 55107	1st Floor Bond Drop Window
St. Paul, MN 55107

ATTN: Specialized Finance	ATTN: Specialized Finance
(if by mail, registered or		ATTN: Corporate Trust
certified recommended)		Services — Specialized Finance

By Facsimile:	To Confirm by Telephone:
(657)-495-8158	(800)-934-6802
ATTN: Bondholder Communications	ATTN: Bondholder Communications

For Information:
(800)-934-6802

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offer to Exchange and Consent Solicitation dated April 7, 2009 of EPIX Pharmaceuticals, Inc., a Delaware corporation (“EPIX Pharmaceuticals”), and the accompanying Letter of Transmittal, relating to EPIX Pharmaceuticals’ offer (the “Exchange Offer”) to exchange (i) 339 shares of common stock, par value $0.01 per share, plus (ii) a cash payment of $180.00, plus

(iii) one (1) contingent value right (the common stock plus the cash payment plus the contingent value right, the “Exchange Consideration”) for each $1,000 principal amount of our outstanding 3.00% Convertible Senior notes Due 2024 (the “Notes”). The Exchange Consideration will be in full satisfaction of the principal amount of, and any accrued but unpaid interest through the consummation of the Exchange Offer on, the Notes so tendered and accepted.

This Notice of Withdrawal is to be completed by registered holders of Notes desiring to withdraw the tender of, and revoke the corresponding consent in respect of, such Notes in the Exchange Offer if (1) Notes have been previously tendered to the Exchange Agent, or (2) delivery of such Notes has been previously made by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the book-entry transfer procedures described under the caption ‘‘The Exchange Offer-Book Entry Transfer” in the Offer to Exchange and Consent Solicitation.

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Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s tender for exchange to EPIX Pharmaceuticals of, and revokes the consent to the Proposed Amendments in respect of, the Notes described below, which Notes were previously tendered for exchange pursuant to the Offer to Exchange and Consent Solicitation.

The undersigned understands that the withdrawal of Notes previously tendered in this Exchange Offer and Consent Solicitation, effected by this Notice of Withdrawal, may not be rescinded and that such Notes will no longer be deemed to be validly tendered for exchange for purposes of the undersigned’s Letter of Transmittal and Consent. Such withdrawn Notes may be retendered for purchase only by following the procedures for tendering set forth in the Offer to Exchange and Consent Solicitation and in the accompanying Letter of Transmittal and Consent.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

DESCRIPTION OF NOTES BEING WITHDRAWN
Aggregate
Principal
Amount at
			Aggregate	Maturity
		Aggregate	Principal	Which
		Principal	Amount at	Remains
		Amount at	Maturity	Subject to
Name(s) and Address(es) of Registered Holder(s)	Certificate	Maturity	Being	Purchase
Please fill in, if blank)	Number(s)*	Represented	Withdrawn**	Notice

Total Principal Amount at Maturity Being Withdrawn

* - Need not be completed by holders tendering the Notes by book-entry transfer.
** - Unless otherwise indicated in the column labeled “Aggregate Principal Amount at Maturity Being Withdrawn” and subject to the terms and conditions of the Offer to Exchange and Consent Solicitation, a holder will be deemed to have withdrawn the entire aggregate principal amount at maturity represented by the Notes indicated in the column labeled “Aggregate Principal Amount at Maturity Represented by Notes.”

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METHOD OF DELIVERY

☐	CHECK HERE IF NOTES WERE PHYSICALLY DELIVERED TO THE EXCHANGE AGENT.

☐ CHECK HERE IF NOTES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:
(Please Print)

Address:
(Please Print)

Zip Code

Telephone:

Facsimile:

Contact Person:

Date Tendered:

DTC Account Number:

Transaction Code Number:

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PLEASE SIGN BELOW

(TO BE COMPLETED BY ALL REGISTERED HOLDERS OF
NOTES BEING WITHDRAWN)

This Notice of Withdrawal must be signed by the registered holder(s) of Notes exactly as his (their) name(s) appear(s) on certificate(s) for Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to EPIX Pharmaceuticals of such person’s authority to so act.

If the signature appearing below is not of the registered holder(s) of the Notes, then the registered holder(s) must sign a valid power of attorney.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:
          , 2009

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

SIGNATURE GUARANTEE (IF REQUIRED)
Certain Signatures Must be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)

(Address (Including Zip Code) and Telephone Number (Including Area Code) of Eligible Institution)

(Authorized Signature)

(Printed Name)

(Title)

Date:  , 2009

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